UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   October 19, 2006

Particle Drilling Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30819	20-1563395
(Commission File Number)	(I.R.S. Employer Identification No.)

11757 Katy Freeway, Suite 1300
Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 223-3031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On October 19, 2006, Particle Drilling Technologies, Inc., a Nevada corporation (the “Company”), completed a private placement (the “Private Placement”) of 5.0 million shares (the “Shares”) of its voting common stock, par value $0.001 per share (“Common Stock”), to institutional and other accredited investors (the “Purchasers”) at a per share price of $2.35, pursuant to the terms of a Securities Purchase Agreement dated October 19, 2006 by and among the Company and each of the Purchasers (the “Purchase Agreement”).

Each Purchaser of Shares in the Private Placement received warrants (the “Purchaser Warrants”) exercisable for that number of additional shares of Common Stock equal to the number of Shares purchased by such Purchaser in the Private Placement multiplied by 0.3, or 1.5 million shares of Common Stock in the aggregate (the “Warrant Shares”).  Each of these Purchaser Warrants will be exercisable commencing on April 22, 2007 and will expire on October 19, 2011.  During the period in which the Purchaser Warrants are exercisable, the holder thereof must exercise the Purchaser Warrants by payment in cash of the exercise price unless the Securities and Exchange Commission has not declared effective the registration statement that the Company is required to file pursuant to the Registration Rights Agreement by the first anniversary of the closing of the Private Placement, in which case the Purchaser Warrants may be exercised on a net cashless basis until such registration statement is declared effective.

The aggregate purchase price for the Shares and the Purchaser Warrants sold in the private placement was $11.75 million, before deducting expenses which are currently estimated to be approximately $250,000 and placement agent fees of $822,500.  The Company expects to receive net proceeds from the Private Placement (after payment of estimated expenses and placement agent fees) of approximately $10.7 million.  The Company intends to use the net proceeds to manufacture additional PID Systems, to hire and train qualified personnel, to fund the development of a new particle injection system, to fund additional research and development and for general corporate purposes.

In connection with the Private Placement, the Company entered into a Registration Rights Agreement dated October 19, 2006 with the Purchasers requiring that, among other things, the Company register the Shares and the Warrant Shares for resale under the Securities Act of 1933, as amended (the “Securities Act”).  If the Company does not meet certain deadlines with respect to filing the registration statement and causing the registration statement to be declared effective, then the Company will be required to pay the Purchasers liquidated damages on a monthly basis equal to 1% of the purchase price for the Shares in the Private Placement until the Company is in compliance with the Registration Rights Agreement, subject to a cap equal to 12% of the purchase price for the Shares in the Private Placement.

The sale of the Shares and the Purchaser Warrants was not registered under the Securities Act, and the Shares, the Purchaser Warrants and the Warrant Shares may not be resold in the United States absent registration or an applicable exemption from registration requirements.  The Shares and the Purchaser Warrants were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act.

The foregoing is a summary of the terms of the Purchase Agreement, the Registration Rights Agreement and the Purchaser Warrants and does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, the Registration Rights Agreement and the Purchaser Warrants, copies of which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated by reference into this Current Report on Form 8-K.

Item 3.02            Unregistered Sales of Equity Securities

The disclosure under Item 1.01 of this Current Report on Form 8-K is also responsive to this Item 3.02 and is incorporated herein by reference.

Item 8.01            Other Events

On October 19, 2006, the Company issued a press release announcing the Private Placement.  A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference into this Current Report on Form 8-K.

Item 9.01            Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit No.	Description of Exhibit
10.1	Securities Purchase Agreement, dated as of October 19, 2006, by and among Particle Drilling Technologies, Inc. and the Purchasers listed on Schedule I thereto.
10.2	Registration Rights Agreement, dated as of October 19, 2006, by and among Particle Drilling Technologies, Inc. and each of the Purchasers.
10.3

Common Stock Purchase Warrant issued by Particle Drilling Technologies, Inc. to Milfam I, LP (with attached schedule of substantially identical Common Stock Purchase Warrants not filed with the Securities and Exchange Commission).

99.1	Press release dated October 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTICLE DRILLING TECHNOLOGIES, INC.
Date:	October 19, 2006	By:	/s/ J. CHRIS BOSWELL
		Name:	J. Christopher Boswell
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Securities Purchase Agreement, dated as of October 19, 2006, by and among Particle Drilling Technologies, Inc. and the Purchasers listed on Schedule I thereto.
10.2	Registration Rights Agreement, dated as of October 19, 2006, by and among Particle Drilling Technologies, Inc. and each of the Purchasers.
10.3

Common Stock Purchase Warrant issued by Particle Drilling Technologies, Inc. to Milfam I, LP (with attached schedule of substantially identical Common Stock Purchase Warrants not filed with the Securities and Exchange Commission).

99.1	Press release dated October 19, 2006.